Exhibit 1.01

EXECUTION COPY

THE NASDAQ STOCK MARKET, INC.

(a Delaware corporation)

Shares of Common Stock

PURCHASE AGREEMENT

Dated: November 8, 2007

- i -

SCHEDULES
Schedule A-1	Information	Sch A-1
Schedule A-2	Issuer General Use Free Writing Prospectus	Sch A-2
Schedule B	List of Persons and Entities Subject to Lock-up	Sch B-1
EXHIBITS
Exhibit A-1	Form of Opinion of Company’s Counsel	A-1
Exhibit A-2	Form of Opinion of Company’s Counsel	A-2
Exhibit B	Form of Opinion for H&F Selling Stockholders	B
Exhibit C-1	Form of Lock-up Letter from Directors	C-1
Exhibit C-2	Form of Lock-up Letter from Glenn H. Hutchins	C-2
Exhibit C-3	Form of Lock-up Letter from Patrick J. Healy	C-3

- ii -

TABLE OF CONTENTS

Page
Exhibit D	Form of Lock-up Letter from Officers	D
Exhibit E	Form of Lock-up Letter from SLP	E
Exhibit F	List of Company Subsidiaries	F

- iii -

THE NASDAQ STOCK MARKET, INC.

(a Delaware corporation)

Shares of Common Stock

($.01 Par Value)

PURCHASE AGREEMENT

November 8, 2007

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

The Nasdaq Stock Market, Inc., a Delaware corporation (the “Company”), and the Selling Stockholders listed on Schedule I hereto (the “Selling Stockholders”) confirm their respective agreements with Morgan Stanley & Co. Incorporated (the “Underwriter”) with respect to the sale by the Selling Stockholders and the purchase by the Underwriter of 23,545,368 shares of Common Stock, par value $.01 per share, of the Company (the “Common Stock” and such shares of Common Stock to be sold in the offering, the “Securities”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-131373), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations or hereunder, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus supplement in the form first furnished to the Underwriter for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act or hereunder at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(ii) hereof and as of the Closing Time referred to in Section 2(c) hereof, and agrees with the Underwriter, as follows:

(i) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (C) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement” and the Company was and is a “well-known seasoned issuer” under Rule 405(1)(i)(A). The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing of the Original Registration Statement, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(ii) Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on January 30, 2006, and any post effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and, to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission, and any request on the part of the Commission for additional information from the Company has been complied with in all material respects.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any forward looking statements included in the Registration Statement or Prospectus are based on reasonable assumptions and provided on a good faith basis. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by (i) the Underwriter or (ii) the Selling Stockholders, in each case, expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectuses (as defined below) issued at or prior to the Applicable Time (as defined below), the Statutory Prospectus (as defined below) and the information included on Schedule A-1 hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:00 pm (Eastern time) on November 8, 2007 or such other time as agreed by the Company, the Selling Stockholders and the Underwriter.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule A-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by (i) the Underwriter or (ii) by the Selling Stockholders, in each case, expressly for use therein.

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities in their offering and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv) Independent Accountants. Ernst & Young LLP, who certified the Company’s audited financial statements and supporting schedules included in the Registration Statement, are independent public accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations. To the knowledge of the Company, PricewaterhouseCoopers AB, who certified the audited consolidated financial statements of OMX AB (publ) (“OMX”) included in the Registration Statement, are independent public accountants with respect to OMX as required by the 1933 Act and the 1933 Act Regulations.

(v) Financial Statements. The consolidated financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as set forth in the notes to such financial statements. To the Company’s knowledge the consolidated financial statements of OMX included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the consolidated financial position of OMX at the dates indicated and the consolidated income statement, shareholders’ equity and cash flows of OMX for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved except as set forth in the notes to such financial statements. The supporting schedules present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information of the Company incorporated by reference in the Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus. The unaudited pro forma condensed combined financial statements and the related notes thereto and the other pro forma and as adjusted financial information incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and pro forma financial information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All financial statements and pro forma financial statements required to be included in the Registration Statement and the Prospectus pursuant to the 1933 Act, the 1933 Act Regulations and Regulation S-X have been included in the Registration Statement and the Prospectus.

(vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(viii) Good Standing of Subsidiaries. Each subsidiary of the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (except for directors’ qualifying shares, where applicable) and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary arising by operation of law, under the organizational documents of such Subsidiary or under any agreement to which such Subsidiary is a party or by which it is bound. The only subsidiaries of the Company are the Subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 or on Exhibit F hereto.

(ix) Capitalization. The shares of issued and outstanding capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights that have not been waived of any securityholder of the Company arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company is a party or by which it is bound.

(x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xi) Authorization and Description of Securities. The Common Stock conforms, in all material respects, to the description thereof set forth in the section entitled “Description of Common Stock” contained in the Registration Statement and such description conforms to the rights set forth in the Company’s Restated Certificate of Incorporation, as is currently in effect; and no holder of the Securities will be subject to personal liability by reason of being such a holder.

(xii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its organizational documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for, with respect to (B) above, such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the

Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (except for such violations that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of the Company or any subsidiary.

(xiii) Absence of Labor Disputes. No material labor dispute with the employees of the Company or any material subsidiary exists or, to the knowledge of the Company, is imminent.

(xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending (other than any sealed “qui tam” actions or any other actions of which the Company has no knowledge), or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xv) Exhibits. There are no contracts or documents which are required to be filed as exhibits to the Registration Statement or the documents incorporated by reference therein which have not been so filed as required.

(xvi) Possession of Intellectual Property. Except as disclosed in the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to conduct their business as now being conducted and as described in the Prospectus, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained under the 1933 Act or the 1933 Act Regulations or the 1934 Act or the 1934 Act Regulations or as may be required under state securities laws.

(xviii) Absence of Manipulation. Neither the Company nor any subsidiary of the Company has taken, nor will the Company or any subsidiary take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xix) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, in a manner that would reasonably be expected to result in a Material Adverse Effect, affect the value of such property or interfere with the use made or proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect except in such case as would not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except for claims which would not reasonably be expected to have a Material Adverse Effect.

(xx) Investment Company Act. The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxi) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (C) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxii) Registration Rights. Except as stated in the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xxiii) Accounting Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxiv) Disclosure Controls. The Company and its subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

(xxv) No Material Weakness in Internal Controls. Except as disclosed in the General Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, to the Company’s knowledge, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxvi) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxvii) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required.

(xxviii) Tax Returns. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law or have duly requested extensions thereof, except insofar as the failure to file such returns or request such extensions would not reasonably be expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes or assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided or where the failure to pay would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability of the Company and each subsidiary for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxix) Authorizations. The Company and each of its subsidiaries have such permits, licenses, consents, exemptions, authorizations, orders, registrations, qualifications and other approvals (each, an “Authorization”) of, and have made all filings with and notices to, all Governmental Authorities and all Self-Regulatory Organizations necessary to conduct its business in the manner described in the Prospectus and is a member in good standing and is in compliance with the applicable laws, rules, regulations, orders, by-laws and similar requirements of each federal, state or foreign exchange, clearing house or association and Self-Regulatory Organizations or similar organizations necessary to conduct its business in the manner described in the Prospectus, except where the failure to have any such Authorization or filing or notice or the failure to be in good standing or in such compliance would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; all of the Authorizations are valid and in full force and effect, except when the invalidity of such Authorizations or the failure of such Authorizations to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Authorization, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. “Self-Regulatory Organization” shall have the meaning provided for in Section 3(a)(26) of the 1934 Act and shall also include any other commission, board, agency or body that is not a Governmental Authority (as defined herein) but is charged with the supervision or regulation of insurance companies or agents, or to the jurisdiction of which the Company or any of its subsidiaries is otherwise subject. “Governmental Authority” shall mean any court, administrative agency or commission, including, without limitation, the Commission, or other federal, state or local Governmental Authority or instrumentality of any nation and any agencies, departments or subdivisions thereof.

(xxx) Filings. The Company and each of its subsidiaries have timely filed all reports, registrations, statements and other filings, together with any amendments required to be made with respect thereto, that were required to be filed with or pursuant to the rules of (a) the Commission, (b) any other applicable federal, state, local or foreign governmental authorities or any Self-Regulatory Organization (all such reports and statements, including the financial statements, exhibits, annexes and schedules thereto, being collectively referred to herein as the “Reports”), including, without limitation, all reports, registrations, statements and filings required under the Securities Laws (as defined herein), and the rules and regulations promulgated thereunder, except for filings the failure of which to make will not materially adversely affect the ability of the Company or any of its subsidiaries to consummate the transactions and acts contemplated by this Agreement and would not reasonably result in a Material Adverse Effect on the Company. Each of the Reports, when filed, complied in all material respects as to form with, and the requirements of, the statutes, rules, regulations and orders enforced or promulgated by the Commission or Governmental Authority or Self-Regulatory Organization with which they were filed. “Securities Laws” means, collectively, the 1933 Act, the 1934 Act, the Investment Advisers Act of 1940, as amended, the Investment Company Act of 1940, as amended, and any state securities and “blue sky” laws.

(xxxi) Absence of Notices, Claims and Control Status. The Company and its subsidiaries:

(1)	to the best of the Company’s knowledge, have received no notification or communication from any Governmental Authority or Self-Regulatory Organization (a) asserting that any of them has not been or is not in compliance with any of the statutes, rules, regulations or ordinances which such Governmental Authority or Self-Regulatory Organization enforces, or has otherwise engaged in any unlawful business practice, (b) threatening to revoke any license, franchise, permit, seat on any stock or commodities exchange, or governmental authorization, (c) requiring any of them to enter into a cease and desist order, agreement or memorandum of understanding (or requiring the managers thereof to adopt any resolution or policy) or (d) restricting or disqualifying the activities of the Company or any of its subsidiaries (except for restrictions generally imposed by rule, regulation, or administrative policy on brokers or dealers generally or by a Self-Regulatory Organization), except in the case of (a), (b), (c) or (d) above where such action would not, individually or in the aggregate, have a Material Adverse Effect; and

(2)	are not aware of any pending or threatened investigation, review or disciplinary proceedings by any Governmental Authority or Self-Regulatory Organization against the Company or any of its subsidiaries or any current or former manager, officer, director or employee thereof with respect to their employment with the Company that would individually or in the aggregate have a Material Adverse Effect; and

(3)	are not, nor is any person directly or indirectly controlling, controlled by or under common control of any of them, subject to a “statutory disqualification” as defined in Section 3(a)(39) of the 1934 Act or a disqualification that would be a basis for censure, limitations on the activities, functions, or operations of, or suspension or revocation of the registration of any broker-dealer subsidiary of the Company as a broker-dealer, an ECN, an “alternative trading system” (as such term is defined in Rule 300 of Regulation ATS under the 1934 Act), a national securities exchange, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the 1934 Act, and there is no reasonable basis for a proceeding or investigation, whether formal or informal, preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation.

(b) Representations and Warranties by the Selling Stockholders. Each of the Selling Stockholders severally and not jointly represents and warrants to the Underwriter and the Company as of the date hereof, the Applicable Time and as of the Closing Time, and agrees with the Underwriter, as follows:

(i) Accurate Disclosure. The collective reference to the name of such Selling Stockholder, the number of shares of Common Stock beneficially owned by such Selling

Stockholder, after giving effect to any conversions of convertible securities or exercises of warrants, the information set forth in the applicable footnote and the number of Securities to be offered by such Selling Stockholder as set forth under “Selling Stockholders” in the Prospectus (the “Selling Stockholder Information”) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such statements, in the light of the circumstances under which such statements were made, not misleading.

(ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(iii) Noncontravention. Assuming the accuracy of the representations of the other parties hereto and the performance by these parties of their agreements herein, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (1) conflict with or constitute a breach of, or default under any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of (2) the provisions of the charter, by-laws, limited partnership agreement or other organizational instrument of such Selling Stockholder, if applicable, or (3) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties, if applicable, except in the case of clause (1) and (3) as would not, individually or in the aggregate, result in a material adverse effect on the ability of such Selling Stockholder to consummate the offering of Securities or otherwise perform its obligations under this Agreement.

(iv) Valid Title. Such Selling Stockholder has, and at the Closing Time will have, (1) valid title to the Securities to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and (2) the necessary power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder.

(v) Delivery of Securities. Upon (i) the payment for the Securities to be sold by such Selling Stockholder pursuant to this Agreement, (ii) delivery of such Securities, as directed by the Underwriter, to Cede & Co. or such other nominee as may be designated by The Depository Trust Company (“DTC”), (iii) registration of such Securities in the name of DTC or its nominee, and DTC or another person on behalf of DTC maintaining possession of certificates representing such Securities and (iv) DTC indicating by book entries on its books that security entitlements with respect to such Securities have been credited to the Underwriter’s securities account, the Underwriter will acquire a security entitlement (within the meaning under Section 8-501 of the New York Uniform Commercial Code (the “New York UCC”)) with respect to such Securities and no action based on an adverse claim (as defined in Section 8-102 of the New York UCC) may be asserted against the Underwriter (assuming that (A) the Underwriter is purchasing such Securities without notice of any adverse claim, (B) DTC is a “securities intermediary” as defined in Section 8-102 of the New York UCC and (C) the State of New York is the “security intermediary jurisdiction” of DTC for purposes of Section 8-110 of the New York UCC).

(vi) Absence of Manipulation. Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(vii) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is required for the performance by such Selling Stockholder of its obligations hereunder, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have previously been made or obtained under the 1933 Act or the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or as may be required pursuant to Sections 13 and 16 of the 1934 Act or under state securities laws.

(viii) Power and Authority. Such Selling Stockholder has been duly organized and is validly existing as a limited partnership in good standing under the laws of its jurisdiction of organization

(ix) Free Writing Prospectus. Other than the Registration Statement and the Prospectus, such Selling Stockholder (including its agents and representatives) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “free writing prospectus” as defined in Rule 405 in connection with the offering of Securities, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) other written communications approved in writing in advance by the Company and the Underwriter.

(x) FINRA. Except as disclosed by such Selling Stockholder in writing to Fried, Frank, Harris, Shriver & Jacobson LLP, to the knowledge of such Selling Stockholder, neither such Selling Stockholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, or has any other association with (within the meaning of Article 1(rr) of the By-laws of the Financial Industry Regulatory Authority (“FINRA”)) any member firm of FINRA.

(c) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Stockholder as such and delivered to the Underwriter or to counsel for the Underwriter pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriter; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from each Selling Stockholder at a purchase price of $43.26 per share, that number of Securities set forth opposite such Selling Stockholder’s name in Schedule A-1 hereto.

(b) Payment. Payment of the purchase price for the Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York

10004, or at such other place as shall be agreed upon by the Underwriter, the Company and the Selling Stockholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter, the Company and the Selling Stockholders (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to each of the Selling Stockholders by wire transfer of immediately available funds to bank accounts designated by the Selling Stockholders against delivery to the Underwriter for the Securities to be purchased by it.

(c) Registration. The Securities shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time.

SECTION 3. Covenants of the Company and the Selling Stockholders. The Company and the Selling Stockholders (solely with respect to Section 3(i)(II)) covenant with the Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(b) Filing of Amendments and 1934 Act Documents. The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities, or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and, until the day that is the earlier of (x) 30 days from the date hereof or (y) the date that the Underwriter has completed its distribution of the Securities, will not file or use any Registration Statement (which, for the avoidance of doubt, shall not include any reports or documents filed or required to be filed by the Company under the 1934 Act or the rules and regulations promulgated thereunder) to which counsel for the Underwriter shall reasonably object promptly. Neither the consent to nor the distribution of any amendment shall constitute a waiver of any of the conditions of Section 5 hereof. The Company has given the Underwriter notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriter notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, one copy of the manually signed and as many conformed copies as the Underwriter may reasonably request, of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriter will be identical in text to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical in text to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriter such number of copies of such amendment, supplement or new registration statement as the Underwriter may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any other registration statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will cooperate with the Underwriter to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Listing. The Company will use its best efforts to maintain the quotation of the Common Stock on the Nasdaq Global Market.

(i) Restriction on Sale of Common Stock.

(I) During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, which will not be unreasonably withheld, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act, other than a registration statement on Form S-8, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (B) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to or incorporated by reference in the Prospectus, (C) any shares of Common Stock issued in connection with the Company’s acquisition of OMX AB (publ) or transactions with Borse Dubai Limited or its subsidiaries in furtherance thereof or (D) issuances of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with (i) the acquisition of all or substantially all or significantly all of the assets, property or equity of another person or all or substantially all or significantly all of the assets, property or equity of a subsidiary, business segment, business unit or business division thereof or (ii) the merger or consolidation or similar transaction of the Company or any wholly owned subsidiary of the Company with another person. Notwithstanding the foregoing, if: (1) during the last 17 days of such 30-day period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the such 30-day period, the Company announces that it will release earnings results during the 16-day-period beginning on the last day of such 30-day period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(II) During a period of 30 days from the date of the Purchase Agreement (the “Selling Stockholder Initial Lock-Up Period”), each Selling Stockholder will not, and will not allow any related entity that it controls or is under common control with, without the prior written consent of the Underwriter, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing (collectively, the “Selling Stockholder Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Selling Stockholder Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. Notwithstanding the foregoing sentence, such Selling Stockholder may transfer any Selling Stockholder Lock-Up Securities without the prior written consent of the Underwriter (A) to the Underwriter or its designees pursuant to this Agreement or (B) so long as such transfer does not give rise to a public filing requirement pursuant to the 1933 Act, the 1934 Act or otherwise, (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the restriction set forth herein, (ii) to any trust, partnership or similar entity for the direct or indirect benefit of the undersigned or one or more members of the immediate family of the undersigned, provided that the trustee of the trust, partnership or other entity agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) if such transfer occurs by operation of law, such as rules of descent and distribution, or statutes governing the effects of merger, provided that the transferee agrees in writing to be bound by the restrictions set forth herein. In addition, notwithstanding the foregoing, if such Selling Stockholder is a corporation, partnership or limited liability company, the corporation, partnership or limited liability company may transfer the capital stock of the Company, in the case of a corporation, to any wholly-owned subsidiary of such corporation; and in the case of a partnership or limited liability company, to a member, partner or other affiliate thereof; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this lock-up agreement and there shall be no further transfer of such capital stock except in accordance with this lock-up agreement, and provided further that any such transfer shall not involve a disposition for value. For purposes of this section, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Such Stockholder also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the

Selling Stockholder Lock-Up Securities except in compliance with the foregoing restrictions. This covenant shall not prohibit (i) any sale or tender or similar transaction involving the acquisition or transfer in any manner of a majority of the outstanding capital stock and/or assets of the Company and (ii) any transfer or exchange of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock so long as such party (including, if applicable, the transferor) receiving any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock in such transaction agrees to be subject to the remaining portion of the Selling Stockholder Initial Lock-Up Period.

Notwithstanding the foregoing, if (A) during the last 17 days of the Selling Stockholder Initial Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (B) prior to the expiration of the Selling Stockholder Initial Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Selling Stockholder Initial Lock-Up Period, the restrictions imposed by this covenant shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Underwriter waives, in writing, such extension.

Such Selling Stockholder acknowledges and agrees that written notice of any extension of the Selling Stockholder Initial Lock-Up Period pursuant to the previous paragraph will be delivered by the Underwriter to such Selling Stockholder (in accordance with Section 13) and that any such notice properly delivered will be deemed to have been given to, and received by, such Selling Stockholder.

(j) Lock-up Agreements. At the date of this Agreement, the Company will use its commercially reasonable efforts to obtain, and to provide to the Underwriter, an agreement substantially in the form of Exhibit C-1, C-2, C-3, D and E hereto signed by the applicable persons listed on Schedule B hereto.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act Regulations that are applicable to the Company.

(l) Issuer Free Writing Prospectuses. Except as disclosed on Schedule A-2, the Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(m) Annex A. The Company agrees to comply with the requirements of Annex A.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the reasonable fees and disbursements of counsel to the Underwriter in connection with evaluation regarding any review by FINRA of the terms of the sale of the Securities and (xi) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriter caused by a breach of the representation contained in the sixth paragraph of Section 1(a)(ii). For the avoidance of doubt, the Company will not be responsible for and shall not be required to pay any of the expenses described in Section 4(b) below or any underwriter’s discounts.

(b) Expenses of the Selling Stockholders. Each Selling Stockholder will be required to pay for any share transfer taxes or stamp duties, if any, payable with respect to the shares sold in the offering. In addition, each Selling Stockholder will also be responsible for any expenses incurred directly by such Selling Stockholder in connection with the sale of the Securities in the offering including, among other things, fees and disbursements of any advisor (financial, tax or other) engaged by such Selling Stockholder in connection with the offering and out of pocket expenses (such as mailing/telephone and other such transmission costs and notarization/authentication costs) related to completing, executing and delivering all documents in a timely manner.

(c) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of (i) Section 5 (as a result of any condition under paragraphs (a), (b), (d), (e), (g), (h), (i) or (j) thereof not being satisfied) or Section 9(a)(i) hereof, the Company shall reimburse the Underwriter for all of the Underwriter’s out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter or (ii) Section 5 (as a result of any condition under paragraphs (c) and (f) thereof not being satisfied) or Section 10 hereof, the Selling Stockholders shall reimburse the Underwriter for all of the Underwriter’s out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

(d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.

SECTION 5. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and each of the Selling Stockholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or by or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).

(b) Opinion of Counsel for Company. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of (i) Edward S. Knight, Executive Vice President and General Counsel of the Company and (ii) Skadden, Arps, Slate, Meagher and Flom LLP, counsel for the Company, in each case in form and substance satisfactory to counsel for the Underwriter to the effect set forth in Exhibit A-1 and Exhibit A-2 hereto, respectively.

(c) Opinion of Counsel for the Selling Stockholders. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of Simpson Thacher & Bartlett LLP, counsel for each of Hellman & Friedman Capital Partners IV, L.P., H&F Executive Fund IV, L.P., H&F International Partners IV-A, L.P. and H&F International Partners IV-B, L.P. (collectively, the “H&F Selling Stockholders”), in form and substance satisfactory to counsel for the Underwriter to the effect set forth in Exhibit B hereto.

(d) Opinion of Counsel for Underwriter. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriter. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e) Officers’ Certificate. At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the Chief Executive Officer of the Company and of the chief financial or chief accounting officer of the Company or such other officer(s) of the Company acceptable to the Underwriter, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such person, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.

(f) Certificate of Selling Stockholders. On or before the Closing Time, the Underwriter shall have received a certificate by or on behalf of each of the Selling Stockholders, dated as of Closing Time, to the effect that (i) the representations and warranties of such Selling Stockholder contained in Section 1(b) hereof are true and correct in all material respects (except to the extent such representations and warranties are already qualified by materiality) with the same force and effect as though expressly made at and as of Closing Time and (ii) such Selling Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

(g) Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received (i) from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and certain financial information contained in the Registration Statement and the Prospectus, and (ii) from PricewaterhouseCoopers AB a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of OMX and certain financial information contained in the Registration Statement and the Prospectus.

(h) Bring-down Comfort Letter. At Closing Time, the Underwriter shall have received from (i) Ernst & Young LLP a letter, dated as of Closing Time, to the effect that it reaffirms the statements made in its letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time and (ii) PricewaterhouseCoopers AB a letter, dated as of Closing Time, to the effect that it reaffirms the statements made in its letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(i) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in the rating of any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j) Additional Documents. At Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling it to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, may be terminated by the Underwriter by notice to the Company and the Selling Stockholders at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriter by Company. (1) The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company (with respect to indemnity by the Company) or the Selling Stockholders (with respect to indemnity by the Selling Stockholders under this paragraph pursuant to Section 6(b) below); and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the indemnity agreement by the Company shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by (i) the Underwriter or (ii) the Selling Stockholders expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(2) Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Underwriter or who controls an underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who, at the date of this Agreement, is a director or officer of the Company or controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement under Item 15 thereof.

(b) Indemnification of Underwriter by Selling Stockholders. Each of the Selling Stockholders severally and not jointly agrees to indemnify and hold harmless the Underwriter, its affiliates and selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(1)(i), (ii) and (iii) above; provided, however, that, notwithstanding any other provisions herein, the aggregate liability of such Selling Stockholder under Section 6 and 7 hereof shall not exceed the gross proceeds after underwriting commissions and discounts received by such Selling Stockholder for the Securities; provided further, however, that this indemnity agreement shall only apply to any loss, liability, claim, damage or expense if such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with such Selling Stockholder’s Selling Stockholder Information.

(c) Indemnification of Company, Directors and Officers and Selling Stockholders. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each of the Selling Stockholders and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

(d) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) and Section 6(b) above, counsel to the indemnified parties shall be selected by the Underwriter and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company or such Selling Stockholder, as the case may be. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement between the Company and the Selling Stockholders with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party, severally and not jointly, shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriter on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders and the total fees received by the Underwriter, respectively, bear to the aggregate public offering price of the Securities received by the Selling Stockholders.

The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 was determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and its Affiliates and selling agents shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or each Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Stockholders, as the case may be.

The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors, any person controlling the Company or any person controlling such Selling Stockholder and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by the Selling Stockholders. If any Selling Stockholder shall fail at Closing Time to sell and deliver the number of Securities which such Selling Stockholder is obligated to sell hereunder, then the Underwriter may by notice to the Company and the Selling Stockholders terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section 10 shall relieve any Selling Stockholder from liability, if any, in respect of such default.

In the event of a default by any Selling Stockholder as referred to in this Section 10, the Underwriter shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

SECTION 11. No Advisory or Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree in connection with the offering and sale of the Securities that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Selling Stockholders, or their respective stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters) and the Underwriter has no obligation to the Company or the Selling Stockholders with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Stockholders, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Stockholders have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 12. Tax Disclosure. Notwithstanding any other provision of this Agreement, the Company’s use and disclosure of information relating to the U.S. federal income tax treatment and structure of the transactions contemplated herein is not limited for the benefit of any person in any manner, and such U.S. federal income tax treatment and structure are not claimed to be proprietary or exclusive to any person.

SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New

York Plaza, New York, New York 10004, attention of Valerie Ford Jacob, Esq.; notices to the Company shall be directed to The Nasdaq Stock Market, One Liberty Plaza, New York, New York 10006, attention of Office of General Counsel; with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, attention of Phyllis G. Korff and Eric J. Friedman; and notices to the Selling Stockholders shall be directed to Hellman & Friedman, LLC, One Maritime Plaza, 12th Floor, attention of Arrie R. Park, Esq., with a copy to Simpson Thacher & Bartlett LLP, 2550 Hanover Street Palo Alto, California 94304, attention of William B. Brentani, Esq.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Selling Stockholders in accordance with its terms.

Very truly yours,

THE NASDAQ STOCK MARKET, INC.

By:	/s/ David P. Warren
Name: David P. Warren
Title: Chief Financial Officer

HELLMAN & FRIEDMAN CAPITAL PARTNERS IV, L.P.

By:	H&F INVESTORS IV, LLC, its General Partner

	By:	HELLMAN & FRIEDMAN LLC, its Administrative Manager

		By:	/s/ Georgia Lee
Name: Georgia Lee
Title: Managing Director

H&F EXECUTIVE FUND IV, L.P.

By:	H&F INVESTORS IV, LLC, its General Partner

	By:	HELLMAN & FRIEDMAN LLC, its Administrative Manager

		By:	/s/ Georgia Lee
Name: Georgia Lee
Title: Managing Director

H&F INTERNATIONAL PARTNERS IV-A, L.P.

By:	H&F INVESTORS IV, LLC, its General Partner

	By:	HELLMAN & FRIEDMAN LLC, its Administrative Manager

		By:	/s/ Georgia Lee
Name: Georgia Lee
Title: Managing Director

H&F INTERNATIONAL PARTNERS IV-B, L.P.

By:	H&F INVESTORS IV, LLC, its General Partner

	By:	HELLMAN & FRIEDMAN LLC, its Administrative Manager

		By:	/s/ Georgia Lee
Name: Georgia Lee
Title: Managing Director

CONFIRMED AND ACCEPTED,
as of the date first above written,

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ John D. Tyree
Authorized Signatory

John D. Tyree Executive Director

SCHEDULE A-1

Information

Selling Stockholders	Number of Securities to be Sold

Hellman & Friedman Capital Partners IV, L.P.	18,979,866

H&F International Partners IV-A, L.P.	3,115,622

H&F International Partners IV-B, L.P.	1,027,758

H&F Executive Fund IV, L.P.	422,122

Sch A-1

SCHEDULE A-2

Issuer General Use Free Writing Prospectus

Sch A-2

SCHEDULE B

List of persons and entities subject to lock-up

Sch B

Exhibit A-1

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

A-1-1

Exhibit A-2

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

A-2-1

Exhibit B

FORM OF OPINION OF COUNSEL FOR THE H&F SELLING STOCKHOLDERS

TO BE DELIVERED PURSUANT TO SECTION 5(c)

B-1

Exhibit C-1

FORM OF LOCK-UP LETTER FROM DIRECTORS

PURSUANT TO SECTION 3(j)

C-1-1

Exhibit C-2

FORM OF LOCK-UP LETTER FROM GLENN H. HUTCHINS

PURSUANT TO SECTION 3(j)

C-2-1

Exhibit C-3

FORM OF LOCK-UP LETTER FROM PATRICK J. HEALY

PURSUANT TO SECTION 3(j)

C-3-1

Exhibit D

FORM OF LOCK-UP LETTER FROM OFFICERS

PURSUANT TO SECTION 3(j)

D-1

Exhibit E

FORM OF LOCK UP LETTER FROM SLP

E-1

Exhibit F

LIST OF COMPANY SUBSIDIARIES

F-1

Annex A